UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

Spirit Airlines, Inc.

(Name of Registrant as Specified In Its Charter)

JetBlue Airways Corporation

Sundown Acquisition Corp.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Filed by JetBlue Airways Corporation

Pursuant to Rule 14a-12 under the

Securities Exchange Act of 1934, as amended

Subject Company: Spirit Airlines, Inc.

Commission File No.: 001-35186

Date: May 23, 2022

On May 23, 2022, JetBlue Airways Corporation (“JetBlue”) made available the following investor presentation at www.JetBlueOffersMore.com, and JetBlue provided such investor presentation to Institutional Shareholder Services Inc. (“ISS”) in connection with a meeting between representatives of JetBlue and ISS held on the same day.

May 23, 2022 Investor Presentation JetBlue’s $30 all-cash proposal offers MORE MORE for Spirit shareholders and MORE for all stakeholders of the new JetBlue

Important information for investors and stockholders Forward looking statements Statements in this presentation contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent our management’s beliefs and assumptions concerning future events. These statements are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. When used in this presentation, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, those listed in our U.S. Securities and Exchange Commission (“SEC”) filings, matters of which we may not be aware, the coronavirus pandemic including new and existing variants, the outbreak of any other disease or similar public health threat that affects travel demand or behavior, the outcome of any discussions between JetBlue Airways Corporation (“JetBlue”) and Spirit Airlines, Inc. (“Spirit”) with respect to a possible transaction, including the possibility that the parties will not agree to pursue a business combination transaction or that the terms of any such transaction will be materially different from those described herein, the conditions to the completion of the possible transaction, including the receipt of any required stockholder and regulatory approvals and, in particular, our expectation as to the likelihood of receipt of antitrust approvals, JetBlue’s ability to finance the possible transaction and the indebtedness JetBlue expects to incur in connection with the possible transaction, the possibility that JetBlue may be unable to achieve expected synergies and operating efficiencies within the expected timeframes or at all and to successfully integrate Spirit’s operations with those of JetBlue, and the possibility that such integration may be more difficult, time-consuming or costly than expected or that operating costs and business disruption (including, without limitation, disruptions in relationships with employees, customers or suppliers) may be greater than expected in connection with the possible transaction. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Further information concerning these and other factors is contained in JetBlue’s SEC filings, including but not limited to, JetBlue’s 2021 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. In light of these risks and uncertainties, the forward-looking events discussed in this presentation might not occur. Our forward-looking statements speak only as of the date of this presentation or as of the dates so indicated. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Additional important information and where to find it This presentation is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Spirit or any other securities. JetBlue and its wholly-owned subsidiary, Sundown Acquisition Corp., have commenced a tender offer for all outstanding shares of common stock of Spirit and have filed with the SEC a tender offer statement on Schedule TO (including an Offer to Purchase, a Letter of Transmittal and related documents), as may be amended. These documents contain important information, including the terms and conditions of the tender offer, and stockholders of Spirit are advised to carefully read these documents before making any decision with respect to the tender offer. Investors and security holders may obtain free copies of these statements and other documents filed with respect to the tender offer at the SEC’s website at https://www.sec.gov . In addition, copies of the tender offer statement and related materials may be obtained for free by directing such requests to the information agent for the tender offer, Innisfree M&A Incorporated, at (877) 800-5190 (toll free for stockholders) or (212) 750-5833 (collect for banks and brokers). JetBlue has filed a preliminary proxy statement on Schedule 14A with the SEC (“Preliminary Proxy Statement”) and the accompanying BLUE proxy card on May 16, 2022 to be used to solicit proxies in opposition to the proposed business combination between Spirit and Frontier Group Holdings, Inc. (“Frontier”) and the other proposals to be voted on by Spirit stockholders at the special meeting of the stockholders of Spirit to be held on June 10, 2022. JetBlue intends to file other relevant materials with the SEC, including a proxy statement in definitive form (the “Proxy Statement”). This presentation is not a substitute for the Proxy Statement or any other document JetBlue, Spirit or Frontier may file with the SEC in connection with the proposed transaction. STOCKHOLDERS OF SPIRIT ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT, THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by JetBlue at the SEC’s website at https://www.sec.gov or by contacting the information agent for the proxy solicitation, Innisfree M&A Incorporated, at (877) 800-5190 (toll free for stockholders) or (212) 750-5833 (collect for banks and brokers). Participants in the solicitation JetBlue and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Spirit common stock. Additional information regarding the participants in the proxy solicitation is contained in the Preliminary Proxy Statement.

JetBlue offers you MORE... More value and more certainty for Spirit shareholders More value NOW More value at CLOSING More competition for the Big Four airlines More of the great experience and low fares only JetBlue can offer customers nationwide – a prospect, coupled with the ease of ultra-low-cost carriers expanding and repositioning, that we are confident will result in regulatory approval ...and more opportunities for crewmembers and communities In contrast, Frontier offers significantly less value, no divestiture commitments and no reverse break-up fee despite its similar regulatory profile

JetBlue's proposal is clearly superior to Frontier's in all respects

The conflicted Spirit Board's unwillingness to engage has resulted in a lower offer for Spirit shareholders

	JetBlue	Frontier
	JetBlue's proposal offers superior financial value and more certainty due to our regulatory commitments	
Price	✓ $30.00 per share offer ($33.00 per share in consensual transaction): now a higher premium to Frontier's offer value, given market decline $3.3bn[1] Equity Value + 52% →	$19.73 total consideration[2] per Spirit share $2.0bn Equity Value
Consideration	✓ All Cash – fully financed with commitments from Goldman Sachs and Bank of America	Mostly Stock
Value Certainty	✓ All cash proposal provides greater value certainty	Uncertain given market risk and flawed forecasting processes Transaction value has declined by ~$6 per share / ~$670mm since announcement[3]
Divestiture Commitment[4]	✓ Commitment to divest Spirit's NYC and BOS holdings and additional JetBlue and Spirit assets up to a Material Adverse Effect on Spirit No obligation to make divestitures that adversely impact the Northeast Alliance	None
Reverse Break-Up Fee[4]	✓ $200mm (~$1.83 / share; ~8% of Spirit's share price prior to Frontier announcement and ~45% of Frontier's original premium)	None

By not giving us access to diligence and rejecting our proposal, the conflicted Spirit Board has deprived its shareholders of the most compelling value creation opportunity. However, it's not too late. If Spirit's Board allows minimal diligence, JetBlue is willing to negotiate a consensual deal on the basis of $33 / share

jetBlue

[1] Assumes fully diluted shares outstanding of approximately 109.5 million per public filings. [2] Represents the implied value of Frontier transaction as of May 20, 2022, based on Frontier's $9.20 closing share price as of May 20, 2022 and the terms of the Frontier Agreement. [3] Represents decline from Frontier's $12.39 closing share price as of February 4, 2022 to $9.20 closing share price as of May 20, 2022. [4] Conditional upon negotiated merger with Spirit.

4

JetBlue offers superior value to Spirit shareholders <u>in any scenario</u>

JetBlue's offer is also fully financed

	Transaction does not close	Transaction closes	Short-term trading
Frontier Transaction	~$16[1]	~$20[2]	~$18[4]
JetBlue Transaction	~$18[1] **$1.83/share RBF**	$30[3] up to $33[3]	~$23[5] up to ~$25[5]

A vote **AGAINST** the Frontier Transaction → Spirit stock trades **UP** to ~$23, with further upside

A vote **FOR** the Frontier Transaction → Spirit stock trades **DOWN** to ~$17

Source: Bloomberg; market data as of May 20, 2022. [1] Estimated as Spirit's hypothetical unaffected share price, by applying Frontier's share price performance between February 4, 2022 and May 20, 2022 to Spirit's $21.73 closing share price on February 4, 2022. [2] Represents the implied value of Frontier transaction as of May 20, 2022, based on Frontier's $9.20 closing share price as of May 20, 2022 and the terms of the Frontier Agreement. [3] Represents all-cash proposal made by JetBlue in the current $30 and potential $33 consensual transaction. [4] Estimated by applying the average percentage difference between the Spirit closing share price and the value of the Frontier transaction between February 4, 2022 and April 4, 2022 (the latest trading day before our Proposal was made public) to the $19.73 implied value of Frontier transaction as of May 20, 2022. [5] Low end of the range estimated applying the average spread between $33 and Spirit's closing share price between April 5, 2022 (when our proposal was made public) and April 29, 2022 (the last trading day before our proposal was rejected by the Spirit Board) to $30; high end of the range estimated with reference to Spirit's average closing share price between April 5, 2022 and April 29, 2022.

jetBlue

5

JetBlue has high conviction in obtaining regulatory approval…
… Spirit's focus on Northeast Alliance is a red herring

	JetBlue	Frontier
NEA is irrelevant for Spirit…	JetBlue to divest Spirit's holdings in NYC and BOS JetBlue's NEA – either approved by the courts or blocked – does not hinder a JetBlue-Spirit transaction	
Market shares are basically the same…	JetBlue / Spirit combined market share of **8%**[1]	Frontier / Spirit combined market share of **7%**[1]
JetBlue has a more significant impact on legacy carrier fares…	JetBlue's presence on a nonstop route decreases legacy fares by **~16%**, or 3x as much as ultra-low-cost carriers	Legacy carriers do not respond to ULCCs in the same manner as JetBlue; their fares remain higher
JetBlue irreplaceable unlike ULCCs…	JetBlue offers a unique value proposition that is difficult to replicate	Ultra-low-cost carriers thrive with smaller networks and are expanding rapidly (e.g., Frontier has 230 aircraft on order, Breeze and Avelo expanding rapidly)
JetBlue has far less overlap with Spirit than Frontier has…	JetBlue overlaps with Spirit on **54 nonstop routes**[2] and only **31 routes**[2] **when excluding the NEA-relevant markets, which JetBlue has offered to divest**	Frontier overlaps with Spirit on **104 nonstop routes**[2]
	JetBlue has far less overlap in flights, seats, and ASMs with Spirit than Frontier in the metropolitan areas served by both[3]	
JetBlue offers Spirit shareholders strong protections[4]	Commitment to divest assets up to a Material Adverse Effect on Spirit (including all Spirit NYC and BOS holdings) $200mm reverse break-up fee	No divestiture commitment, despite similar regulatory profile No reverse break-up fee Could walk away from the merger without any penalty if transaction does not close for antitrust reasons

[1] Based on 2021 nonstop US passenger seats (ending December 2021). [2] Based on Q1-Q4 2021 domestic Department of Transportation data. [3] Based on scheduled flights / seats / ASMs for 2021 including international routes. [4] Conditional upon negotiated merger with Spirit.

jetBlue
6

Spirit’s Board is entrenched and conflicted Multiple Spirit Directors involved in the decision to merge with Frontier have significant ties to Bill Franke, who appointed each to the Spirit Board Length of tenure and known conflicts display poor governance Frontier has promised Board seats on the combined entity to 5 out of the 8 current Spirit Directors The conflicted Spirit Board has not acted in its shareholders’ interest Entrenchment resulting in a flawed process Key themes Frontier transaction results from a fundamentally flawed process Spirit and Frontier have periodically explored the possibility of a business combination in the past, without ever seriously considering any alternative Spirit negotiated with Frontier for 8 months prior to signing but failed to perform a market check The conflicted Spirit Board clearly made no attempt to extract more value from Frontier for the Spirit shareholders, even after JetBlue’s enhanced proposal No constructive engagement with JetBlue Limited diligence information provided to JetBlue Unreasonable and off-market regulatory requests that were not required in Frontier transaction No good faith engagement to negotiate a transaction

Vote against the Frontier transaction at the Spirit special meeting Exercise your appraisal rights Tender your shares in JetBlue’s tender offer Spirit shareholders have an important choice to make about their investment; vote against the Frontier transaction on June 10 and exercise your appraisal rights What we are asking Spirit shareholders to do

Spirit shareholders should vote AGAINST the Frontier transaction and also exercise appraisal rights they are entitled to under Delaware law Section 262 of the Delaware General Corporation Law provides Spirit shareholders with appraisal rights which could apply in the event the Frontier transaction is approved The exercise of appraisal rights ultimately results in a court process in which a court will determine the fair value of the Spirit shares and require that amount to be paid 100% in cash Spirit is worth more than the value of the Frontier transaction; in determining the fair value of Spirit’s shares, the court would consider certain factors including standalone DCF values and that JetBlue’s superior all-cash proposal of $30 per share values Spirit at a significant premium to the Frontier transaction When Spirit shareholders perfect their appraisal rights and a court determines the appropriate stand alone value for Spirit, the combined Frontier-Spirit will be required to pay that amount in cash to the dissenting shareholders

Key takeaways

Key takeaways for Spirit shareholders JetBlue offers superior value to Spirit shareholders JetBlue has strong conviction in its ability to close – Spirit’s regulatory objections have no merit Spirit’s Board is entrenched, conflicted, has failed to maximize shareholder value, and ignores the similar regulatory profile of the Frontier transaction JetBlue proposal provides a superior alternative with more benefits for all stakeholders as well as enhanced regulatory protections

JetBlue offers superior value to Spirit shareholders

JetBlue offers superior value for Spirit shareholders

Value per Spirit share comparison ($)



Aggregate Equity Value
$3.3bn
Up to $33.00
$30.00
+ 38%
+ 8.27
+ 52%
+ 10.27
+ 77%
+ 13.02
$21.73
$19.73
$16.98
JetBlue Proposal
Spirit Unaffected Share Price[1]
Implied Value of Frontier Transaction[2]
Spirit Trading Price before JetBlue Tender[3]

Summary of JetBlue's Superior Proposal

- $30/share represents $10.27/share or 52% premium to current value of Frontier's transaction, offering full and certain value to Spirit shareholders
- Given recent market performance, our $30/share offers a more attractive premium (52%) to the current implied value of the Frontier transaction than the original $33 proposal did (37%[4])
- Represents $8.27/share or 38% premium to Spirit's undisturbed share price[1]
- Provides Spirit shareholders with certain value and immediate liquidity
- Not subject to market risk (Frontier transaction value has already declined by $6.10 per share / ~$670mm)

jetBlue

[1] Spirit unaffected $21.73 closing share price on February 4, 2022. [2] Represents the implied value of Frontier transaction as of May 20, 2022, based on Frontier's $9.20 closing share price as of May 20, 2022 and the terms of the Frontier Agreement. [3] Spirit's closing share price as of May 13, 2022, the last trading day before JetBlue's tender offer. [4] JetBlue original $33 offer premium to implied value of Frontier transaction on April 4, 2022, the day before the proposal was leaked. Note: $33.00 represents the offer price that Spirit shareholders could receive if their Board engaged with JetBlue in a negotiated transaction.

13

A vote against Frontier is a vote for Spirit shares to increase

Average spread[1] (5-Apr to 29-Apr)


$35.00
$32.50
$30.00
$27.50
$26.92
$25.00
$22.50
$20.00
$17.50
$15.00
$33.00
$30.00
~29.6% average spread[1] between JetBlue proposal leak[2] and day before Spirit's rejection[3] of JetBlue offer
$25.48 Average Price
$23.61
5-Apr-2022
11-Apr-2022
17-Apr-2022
23-Apr-2022
29-Apr-2022
JetBlue Proposal
JetBlue Tender Offer
Spirit

Upside if Frontier transaction is rejected


Up to $33.00
$30.00
~30% Average Spread
$25.48
$23.14
~36% Premium
$16.98
JetBlue Proposal
Implied Value of Spirit
Spirit Trading Price before JetBlue Tender

A rejection of the Frontier transaction will result in a higher price for Spirit stock, even before any consideration of the likelihood of JetBlue's transaction closing

jetBlue

Source: Bloomberg; market data as of May 20, 2022. [1] Spread represents the difference between JetBlue's proposal price and Spirit's trading share price. [2] JetBlue Proposal was made public on April 5, 2022. [3] Spirit rejected JetBlue's proposal on May 2, 2022.
Note: $33.00 represents the offer price that Spirit shareholders could receive if the Spirit Board engaged with JetBlue in a negotiated transaction.

14

A Vote for Frontier is a Vote for Spirit Shares to Decline

Average Spread[1] (7-Feb to 4-Apr)



~8.5% average spread[1] between merger announcement[2] and day before JetBlue proposal leak[3]
$30.00
$27.50
$26.65
$25.46
$25.00
$22.50
$20.00
$17.50
$15.00
$24.07
$21.99
7-Feb-2022
21-Feb-2022
7-Mar-2022
21-Mar-2022
4-Apr-2022
Spirit
Implied Frontier Offer Value

Downside if Frontier Transaction is Approved



$19.73
~8.5% Average Spread
~4% Decline
$18.99
$18.18
Current Value of Frontier transaction
Implied Value of Spirit Share
Spirit Current Trading Price[3]

A vote for the Frontier transaction will put downward pressure on Spirit stock as it reverts to historical relationship with the value of the Frontier transaction

jetBlue

Source: Bloomberg; market data as of May 20, 2022. [1] Spread represents the difference between the implied price per share in the Frontier transaction and Spirit's trading share price, divided by Spirit's trading share price. [2] Merger announcement as of February 7, 2022. [3] JetBlue Proposal was leaked on April 5, 2022. [3] Spirit's closing share price as of 20-May-2022.

15

Every constructive piece of news around the JetBlue proposal has sent the Spirit stock soaring

Spirit Share Price History



+28%
-9%
-20%
+10%
-2%
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
$18.99
5-Apr
JetBlue proposal leaks
2-Apr
Conflicted Spirit Board rejects JetBlue proposal
3-May to 13-May
No news flow around proposal between Spirit rejection and tender offer
16-May
JetBlue files proxy statement and commences tender offer
19-May
Spirit Board urges shareholders to reject JetBlue tender offer
04-Apr-22
11-Apr-22
18-Apr-22
25-Apr-22
02-May-22
09-May-22
16-May-22

Market Reaction Contrast

- On April 5, when our initial proposal leaked in late afternoon, Spirit's stock price **increased ~28% by the close**
- On May 16, when we disclosed our tender offer, Spirit's stock price **increased ~10%+**
- On the same day, after Spirit issued a press release announcing their Board would review our offer, the **stock rose a further ~2% by the close**
- On May 2, when the conflicted Spirit Board rejected our proposal, the Spirit stock **declined 9%+** on the day
- Between May 3 and May 13, while there was no new information made public about our proposal, the Spirit stock **declined a further 20%+**, underperforming other airlines by 10%
- On May 19, when the conflicted Spirit Board urged shareholders to reject the JetBlue tender offer, the stock dropped ~**2%**

The market reaction is clear; the JetBlue offer is good for Spirit shareholders and the conflicted Spirit Board continues to make decisions that are detrimental to Spirit shareholder value

jetBlue

Source: Bloomberg; market data as of May 20, 2022.

16

Value of JetBlue's proposal is superior to Frontier's at nearly every assumed probability of closing

Assumed probability of closing		0% (Hypothetical Spirit share price if transaction does not close)	~15% (Break-even probability of JetBlue $33 offer equals Frontier completed deal)	~18% (Break-even probability of JetBlue $30 offer equals Frontier completed deal)	~ 50%[2] (Approx. probability implied by spread pre-JetBlue proposal leak)	~75%	100%
Implied Spirit stock price	No deal	~$16[1]					Economic premium offered by Frontier at announcement was **$2.12**[3]
	Frontier transaction	~$16 No RBF			~$18		~$20 ← Current Implied Frontier Offer Value
	JetBlue transaction @ $30	~$18 $1.83 / RBF	~$20	~$20	~$24	~$27	$30
	JetBlue transaction @ $33	~$18 $1.83 / RBF	~$20	~$21	~$25	~$29	$33

Spirit shareholders are choosing ~$20 for a successful Frontier deal vs. either ~$18 for a failed JetBlue deal OR an enormous upside for a successful JetBlue deal. Moreover, the economic premium offered by Frontier at announcement is only cents higher than JetBlue's reverse break-up fee; **in other words, Spirit shareholders are risking ~$0.30 for an upside of ~$10-$13**

Source: Bloomberg; market data as of May 20, 2022. [1] Reflects Spirit HUSP indexed against Frontier stock price performance since 04-Feb-2022 (undisturbed date before Frontier Transaction announcement). [2] As of April 4, 2022 (day before JetBlue proposal leak).
Note: $33.00 represents the offer price that Spirit shareholders could receive if their Board engaged with JetBlue in a negotiated transaction. [3] Calculated based on Spirit undisturbed share price, Frontier undisturbed price, and total diluted shares outstanding for both companies, as well as JetBlue reverse break-up fee of $1.83 per share.

jetBlue 17

Facts do not support Spirit management's projections; significantly overstate potential shareholder value and consumer benefits of Frontier transaction

Spirit standalone projections are unreasonably optimistic

EBITDAR Excluding Synergies ($bn)



58%
26%
28%
$0.7
$0.5
$1.4
$1.1
$1.8
$1.4
$2.1
$2.4
Mgmt CAGRs
22E-24E: 55%
22E-26E: 35%
2022
2023
2024
2025
2026
% Difference Between Mgmt. vs. Consensus
Mgmt Proj.
Consensus

Projections are not based on reality or unit cost performance

- EBITDAR estimates are materially higher than consensus, driven predominantly by unrealistic OpEx forecasts
- Wage inflation and continued attrition likely to increase cost projections for standalone entity
- Fuel costs are expected to stay elevated (versus 2019) in 2023 and beyond
- Pilot shortages are a constraint to growth for the overall industry, synergies do not contemplate upward wage pressure from negotiating as fifth largest carrier

JetBlue's synergies are based on realistic assumptions that support the strategic rationale of the acquisition

jetBlue

Source: Definitive proxy statement filed by Spirit on May 11, 2022, IBES consensus estimates as of May 20, 2022. Note: Charts refer to standalone projections without synergies.

18

JetBlue has strong conviction in its ability to close – the conflicted Spirit Board’s regulatory argument is a red herring

Spirit regulatory arguments are unfounded

Spirit claims	Regulatory facts
"The JetBlue Effect on fares is not real…"	The JetBlue Effect is established and flourishes today
"The JetBlue deal is about a high-cost, high-fare airline buying a low-cost, low-fare airline…"	Fundamentally, the JetBlue-Spirit transaction is about creating the best positioned national challenger to the dominant "Big Four" carriers
"JetBlue's Northeast Alliance is antithetical to Spirit Transaction…"	JetBlue has made a commitment to divest Spirit's assets at Northeast Alliance airports Northeast Alliance litigation (regardless of outcome) is irrelevant to closing of JetBlue-Spirit
"Frontier's transaction has materially less risk than JetBlue's…"	Frontier transaction has far more route overlap than JetBlue and combination would have very similar market share to JetBlue + Spirit Spirit and Frontier have received in-depth DOJ information requests

JetBlue has strong conviction in its ability to close, and supports it with a significant divestiture commitment[1] and a substantial reverse break-up fee[1]. JetBlue will weigh incremental regulatory concessions against the payment of a reverse break-up fee

jetBlue

[1] Conditional upon negotiated merger with Spirit.

20

The “JetBlue Effect” is real, demonstrable, and foundational to its business model… The “JetBlue effect” is widely recognized and longstanding; as recently as 2021, the Department of Justice recognized its benefits1: “JetBlue’s reputation for lowering fares is so well known in the airline industry that it has earned a name: the ‘JetBlue Effect.’ JetBlue’s record in Boston and New York City illustrates why.” “In the face of consolidation, JetBlue has provided an important and steadfast source of competition.” “JetBlue is uniquely disruptive… as a result, JetBlue has a long and public track record of significantly lowering fares when it enters a market.” “[JetBlue] has saved consumers a total of more than $10 billion since the airline’s founding, offering lower fares and better service and forcing competitors to do the same.” A 2013 study from the MIT International Center for Air Transportation2 concluded that “JetBlue is now the airline that is associated with the largest decline in average fares at U.S. airports” 1 Source: September 2021 DOJ complaint and press release. 2 “Evolving Trends of U.S. Domestic Airlines,” MIT Airline Industry Consortium Study (August 2013). JetBlue is and has been the most significant challenger airline in lowering legacy fares on the routes it flies

… and continues to deliver consumer benefits today

- DOT data analysis as recent as this year supports the fact that JetBlue's presence on a nonstop route **decreases legacy fares ~16%, three times more than even Spirit's** (~5%)
- Since the 2013 MIT study, JetBlue has launched service on each of the routes below and continues to serve each today – in every case, prices declined significantly after JetBlue entry



MCO-SLC
282
402
+43%
$208
$168
(19%)
Passengers Daily Each Way (PDEWs)
Avg. Fare
FLL-LAS
395
499
+26%
(16%)
$175
$146
BOS-LGA
785
1163
+48%
(36%)
$196
$125
BUF-LAX
110
217
+97%
$239
$177
(26%)
JFK-ATL
398
674
+69%
(14%)
$170
$146
Prior to JetBlue entry
After JetBlue entry

Source: DOT data via Cirium. PDEWs and Avg. Fare prior to JetBlue entry represents most recent full year average daily passengers and one-way fare. PDEWs and Avg. Fare after JetBlue entering represent following year's average daily passengers and one-way fare.

22

Fundamentally, the JetBlue-Spirit transaction creates a platform for sustainable growth and establishes a national challenger to the 'Big Four'

Increased network and customer relevance

Combined network will turbocharge JetBlue focus city strategy:
- Provides immediate benefit in existing focus cities (FLL, LAX, MCO)
- Diversifies network
- Complements existing NEA strategy
- Leverages a common leisure and VFR customer base

Access to new assets and deeper crewmember base

Combined asset base provides sustainable growth:
- Facilitates access for future growth (ATL, LAS, ORD)
- Mitigates aircraft availability risk and optimizes manufacturer support
- Enhances fleet commonality and simplifies integration while increasing optionality
- Accelerates transition to new engine technology
- Unifies crewmember bases, establishing fair wages for all and creating more opportunities for growth

Expands JetBlue Effect

Product offering will bring the JetBlue Effect to more customers and communities:
- JetBlue reduces legacy fares in the markets it enters significantly more than ULCCs
- Positions JetBlue as a more relevant low-cost carrier in a concentrated US market
- Expands our award-winning customer service to a multitude of new markets
- Provides a customer-centric alternative to legacy hub networks

171
Combined flights at strategic Fort Lauderdale focus city

130+
Total destinations

455
Combined fleet size

312
Aircraft in order book

jetBlue

Source: 2021, 2019 company filings; number of daily flights and destinations are based on April 2022 schedule data as of March 25, 2022.

23

Access to Spirit assets enhances JetBlue's relevance in legacy hubs, bringing the JetBlue effect to significantly more customers paying high fares

JetBlue's contemplated combined network plan includes:

- ~120 new domestic non-stop routes, bringing more than $500 million of annual consumer savings to customers on those routes via the JetBlue Effect
- Enhances JetBlue's unique ability to drive market relevance in key legacy hubs like South Florida and Los Angeles
- Strong divestiture commitment to provide ULCC(s) access to Spirit's NYC and Boston infrastructure and access to Fort Lauderdale growth
- A unique product offering aimed at serving a wider array of customer demographics (e.g., leisure, VFR, premium, small and large businesses, etc.)



60
LAX
33
69
LAS
9
24
ORD
3
29
DTW
4
NYC
256
BOS
133
17
BWI
0
30
ATL
5
22
DFW
2
24
IAH
2
131
MCO
57
171
FLL
88
36
MIA
11
45
SJU
31
Additional U.K. network
Additional South American network
Map key
FOCUS CITIES
JetBlue departures
JetBlue and Spirit combined departures
LEGACY HUBS
JetBlue departures
JetBlue and Spirit combined departures
SERVED BY JETBLUE AND SPIRIT
SERVED BY JETBLUE ONLY
SERVED BY SPIRIT ONLY

Note: Based on average departures/day per respective schedule for April 2022 for JetBlue and Spirit. Sources: Diio MI, DOT data.

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ULCC competition will continue to grow… ULCC expansion will combat any potential negative effects from the JetBlue-Spirit transaction ULCC model does not require scale or brand awareness ULCCs are growing rapidly Frontier, with 110 aircraft already, has 230 new Airbus planes on order Sun Country launched 34 new markets in 2021 Allegiant reported flying more capacity in 2H21 than in 2019 Avelo and Breeze launched in the first half of 2021 Avelo expects its fleet will consist of at least 15 737 NGs by the end of 2022 Breeze is already flying 15 planes, with plans to take delivery of one new plane/month for the next six years (reaching more than 80 total aircraft by 2029) Midwest Express announced in April 2022 that it plans to return Precedent transactions show courts credit new market entrants in decision to allow mergers to proceed (e.g., Sprint / T-Mobile)

…and New ULCC entrants will continue to expand rapidly Based on 2021-2022 Department of Transportation schedule data. Breeze routes in year 1 and year 2 1st year of operations 1st year of operations Avelo routes in year 1 and year 2 2nd year of operations 2nd year of operations

Northeast Alliance facilitates competition in an otherwise constrained geography, controlled by two legacy carriers

Overview of the Northeast Alliance

The **Northeast Alliance, a limited, pro-competitive, alliance between JetBlue and American, unlocks growth in one of the nation's most constrained regions, the Northeast**, and is guided by four main principles:

- **Remain independent companies**
- **Optimize the use of JetBlue's and American's assets** including slot and gate infrastructure
- **Create a seamless customer experience** to maximize use of the combined global network
- **Incentivize mutual growth** and offer customers a viable third competitor in the region

Limited geographic scope (BOS, JFK, LGA, and EWR)

JetBlue and American remain fierce competitors, as shown by JetBlue's pursuit of Spirit, which provides JetBlue with complementary growth beyond the Northeast

JetBlue is committed to ensuring the success of both

JetBlue forecasted growth within NEA geography



300+
NYC
213
200+
BOS
156
Map key
KEY
JetBlue pre-NEA*
JetBlue with NEA*

The Northeast Alliance and the Spirit transaction are complementary and enable JetBlue to become a compelling national challenger

jetBlue

Note: Based on JetBlue average departures/day for August 2019 and management projections. Sources: Diio MI, DOT data.

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The conflicted Spirit Board's arguments about the Northeast Alliance are baseless; the Northeast Alliance is pro-competitive and the litigation outcome irrelevant

Northeast Alliance strategic rationale	Potential litigation outcomes

The **Northeast Alliance turbocharges JetBlue's ability to compete in the Northeast**, already delivering consumer benefits

- **Unlocks JetBlue growth in an otherwise constrained geography**, with stated commitments to grow seats at JFK and LGA by 15% by 2025
- **JetBlue will fly 52 daily flights from LGA in August** using larger E-190 and A320/1 aircraft, **made possible by access to 35 American Airlines slots,** which were previously on smaller regional jets

JetBlue is **committed to divesting Spirit's holdings in NYC and Boston to address any overlap upfront**

The **Northeast Alliance trial will begin in September, and will be decided long before the resolution of any challenge to the Spirit transaction**


Will JetBlue win the NEA litigation?
Yes
No
NEA determined to be pro-competitive
Provides judicial support for benefits of JetBlue growth
NEA blocked
NEA no longer relevant to Spirit acquisition
JetBlue-Spirit wins

JetBlue expects to win the Northeast Alliance litigation, reinforcing its pro-competitive nature.
The outcome is irrelevant for the regulatory approval of the Spirit transaction

jetBlue

Source: Cirium.

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“Blocking the alliance would ultimately prove anti-competitive. […] The American and JetBlue alliance has been focused on growth in the Northeast which could not have been achieved without additional scale.” –MKM Partners “JBLU is in competitive markets (New York, Boston, Florida), but its alliance with AAL should add more competitive choice in New York/Boston and make it more relevant to business travelers.” –Bank of America “Missing in the recently filed lawsuit by the DOJ was any acknowledgement that American and JetBlue’s Northeast Alliance (NEA) has effectively created a viable third competitor in in the region, particularly New York. Thus far, the two carriers under their NEA have announced at least 60 new airport pairs, many of which have increased the number of competitors in a particular market from 1 to 2 and 2 to 3 (and some markets are entirely new, which we believe are meaningful wins for consumers). –Deutsche Bank “The DOJ is concerned about losing a "Maverick Competitor," a recognized antitrust doctrine that applies to an airline that keeps others honest by containing industry fare increases. […] we can't help but conclude that the DOJ would have a hard time winning this case.” –Seaport Pro-competitive nature of Northeast Alliance recognized by industry analysts Analysts also view the Northeast Alliance as pro-competitive and expect JetBlue to prevail in DOJ lawsuit

Market share (2021) Pro forma Spirit + JetBlue Pro forma Spirit + Frontier Source: Based on 2021 nonstop US passenger seats (ending December 2021). JetBlue + Spirit would have a combined 8% market share vs. 7% for Frontier + Spirit – a single percentage point of difference – which is completely misrepresented by the conflicted Spirit Board The conflicted Spirit Board pretends there is a big difference in regulatory risk but BOTH deals create the number 5 player with very similar market share

Frontier’s Announced Synergies (in $ Millions) "Review [of] the HHI impact at key airports under each merger […] The impacts are modest under both mergers with the exception of FLL and SJU under the JetBlue-Spirit deal. However, when considering South Florida as a whole, i.e., combining MIA and FLL, the impact is modest. Moreover, JetBlue’s resulting increased Florida exposure (lowering reliance on the Northeast) could also reduce DOJ’s concern around American’s undue influence with the NEA." –Raymond James “We believe the proposed transaction has merit and would pass muster with regulators We are of the view that JetBlue’s proposed acquisition of Spirit would not be blocked by regulators given the modest route overlap between both airlines.” –Deutsche Bank “We see a path for either the JetBlue-Spirit or Frontier-Spirit merger to be cleared. Most notably, we believe there is a misconception on the level of overlap and see little variance in competitive implications outside of Fort Lauderdale airport (FLL)...” –Raymond James “Frontier has a checkered history with respect to network planning (lacks staying power in its markets). JBLU combined with SAVE, in contrast, offers greater network stability for growth and thus, would be a more formidable competitor to the Big Four” –Seaport Spirit has significantly overstated and misrepresented the relative regulatory risk of JetBlue’s proposal and ignores its own regulatory risk Independent industry observers see similar regulatory profile for both Frontier and JetBlue transactions “If I were a Spirit shareholder, I would be irate with the airline’s board for not more seriously entertaining an acquisition offer from JetBlue...a deal between Spirit and JetBlue might be somewhat more difficult to get past regulators than a merger with Frontier, but not 50% harder.” –United Airlines CEO, Scott Kirby “...the [Frontier] deal threatens excessive competition on several dozen city pairs...moreover, a [Frontier] deal eliminates competition between the two largest ULCCs...” –National Law Review

Frontier has much more overlap with Spirit than JetBlue No matter how you cut it, Frontier has greater overlap on nonstop routes with Spirit A third-party assessment determined only 11% of JetBlue and Spirit nonstop routes overlap with each other, compared to 18% overlap for Frontier and Spirit1 In 2021, JetBlue overlapped with Spirit on 54 nonstop routes2 (and 31 routes2 when excluding NEA-relevant markets), compared to Frontier’s 104 overlapping nonstop routes2 JetBlue transaction comes with less overlap in flights, seats, and ASMs than the Frontier transaction in the metropolitan areas served by both3 1 CNN Business, April 6, 2022. 2 Based on Q1-Q4 2021 domestic Department of Transportation data. 3 Full-year data for both 2019 and 2021 based on scheduled flights/seats/ASMs. 2021 2019 Airline Flights Seats ASMs 2021 ex. JetBlue NEA Flights Seats ASMs Flights Seats ASMs Spirit vs. JetBlue Spirit vs. Frontier 31% 31% 31% 45% 45% 46% 27% 28% 29% 62% 64% 62% 16% 16% 13% 62% 64% 62% JetBlue transaction has a similar regulatory profile to Frontier transaction, but less overlap in flights, seats, and ASMs. Excluding the Spirit assets in NYC and BOS, overlap is cut by almost half

Frontier and Spirit's overlap extends across almost all US geographies

JetBlue and Spirit route overlap[1] ex. NEA routes[2]	Frontier and Spirit Route overlap[1]
	

The regulatory risk is clear; Frontier / Spirit have significant route overlap

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[1] Based on FY21 domestic Department of Transportation schedule data. [2] JetBlue will offer a remedy package that includes the divestiture of all Spirit assets in New York and Boston.

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Spirit’s Board is entrenched, conflicted and has failed to maximize shareholder value

Spirit Board is conflicted and is not serving its shareholders’ best interests Until 2013, Indigo Partners, Bill Franke’s investment firm and the majority shareholder of Frontier, controlled Spirit Airlines Multiple Spirit Directors involved in the decision to merge with Frontier have significant ties to Bill Franke, who appointed each to the Spirit Board Length of tenure and known conflicts display poor governance Frontier has promised Board seats on the combined entity to 5 out of the 8 current Spirit Directors Shareholders should be concerned that the Spirit Board is only serving the interests of Frontier / Indigo Partners Appointed by Bill Franke and succeeded Franke as Chairman of Spirit in 2013 Personally leading negotiations on behalf of Spirit and on the other side of Franke since June 2021 Ted Christie Carlton Donaway Mark Dunkerley Barclay Jones Robert Johnson Christine Richards Myrna Soto Dawn Zier Mac Gardner (Chairman) Appointed by Bill Franke Former Frontier executive Composition of the conflicted Spirit Board at time of Frontier announcement

Spirit Directors negotiated with Frontier for ~8 months without calling JetBlue – to the clear detriment of Spirit shareholders 1 Represents premium of Frontier offer value, using per share pro forma equity value of Spirit / Frontier, over the Spirit undisturbed price of $21.73 on February 4, 2022. 2 Reflects median premium to unaffected price of target in precedent of precedent Low Cost Carrier transactions (WestJet-Onex, Virgin America-Alaska, AirTran-Southwest, ExpressJet-Skywest, Midwest Air/TPG & Northwest). 3 Based on the “Spirit DCF Range” of $34.00 to $64.00 per Spirit share included in the “Opinion of Barclays Capital Inc”, and Spirit Discounted Cash Flow Analysis resulting in $33.00 to $55.50 range of implied equity value per Spirit common stock, included in the “Opinion of Morgan Stanley & Co. LLC” sections of the Spirit Definitive Proxy Statement filed on May 11, 2022. 4 Estimated based on the events occurred on December 15, 2021, described in “Background of the Merger” section of the Spirit Definitive Proxy Statement filed on May 11, 2022. Spirit was in discussions with Frontier for 8 months, yet never reached out to other potential buyers – an astounding failure to try to secure a better offer for Spirit shareholders Discussions between Spirit and Frontier began in 2016 – tunnel vision that Spirit / Frontier combination was their only destiny 8 months of exclusive discussions No market check of potential alternative acquirors Once JetBlue made its proposal, the conflicted Spirit Board did not extract any concessions from Frontier ~10%1 economic premium vs. ~86%2 average headline premium for airline transactions Sale value at level below financial advisor range3 Only 6% improvement from initial to final offer4 Limited governance in the combined company No regulatory divestiture commitment or reverse break-up fee

The conflicted Spirit Board has continuously stonewalled JetBlue Misled investors about its willingness to negotiate with JetBlue; it did not engage in good faith Provided very limited information making it impossible for JetBlue to complete its due diligence Responded to JetBlue’s initial proposal only after a significant delay and after the JetBlue proposal was made public, and then made contractual demands that were unprecedented in airline transactions Not once did Spirit attempt to renegotiate with Frontier While JetBlue acted in good faith and gave the conflicted Spirit Board the benefit of the doubt for over a month, the Spirit Board’s real objective was to defend the inferior transaction with Frontier

JetBlue proposal provides a superior alternative with more benefits for all stakeholders

JetBlue offers Spirit’s customers MORE Customers should not have to choose between a low fare and a great experience. JetBlue’s customer service has won the company hundreds of awards since its inception; JetBlue is a 13-time J.D. Power Award winner for customer satisfaction JetBlue is loved by customers for its award-winning onboard service: Most legroom in coach1 Free and Fast Fly-Fi broadband internet2 Complimentary and unlimited name-brand snacks and soft drinks Free, live DIRECTV® programming at every seat JetBlue is uniquely placed to disrupt the Big Four airlines due to JetBlue’s far greater impact on legacy pricing than other carriers outside the Big Four 1 JetBlue offers the most legroom in coach based on average fleet-wide seat pitch for U.S. airlines. 2 Fly-Fi and live television are available on all JetBlue-operated flights. On ViaSat-2 equipped aircraft, Fly-Fi will not be available on portions of some routes, and live television will not be available while operating outside of the contiguous U.S., or until the aircraft returns to the coverage area. On all other aircraft, Fly-Fi and live television will not be available while operating outside of the contiguous U.S., or until the aircraft returns to the coverage area.

The JetBlue transaction is <u>significantly more friendly</u> to Spirit team members

- JetBlue is proud of its strong culture, and encourages Crewmember feedback through an open-door policy to address any concerns
- JetBlue **compensates pilots in line with industry standards** and has stood by its stated no furlough policy since inception – its transaction **will materially benefit thousands of pilots** who work for Spirit
- **JetBlue maintains strong relationships with its crewmembers**, receiving crewmember feedback via its Values Committee, with each direct-relationship workgroup holding representation
- JetBlue's crewmember satisfaction is a point of pride for the airline, and **crewmember happiness is a significant factor in why JetBlue also wins customer-service awards consistently**, very often topping legacy carriers
- **JetBlue is ready to learn from Spirit Team Members, and looks forward to creating a company together** with a culture that is based around providing high quality and affordable customer service at its core

Spirit's thousands of Team Members will be treated with dignity by JetBlue and will be instrumental in the creation of a better combined entity for all stakeholders in the long-run

jetBlue

40

JetBlue offers you MORE... More value and more certainty for Spirit shareholders More value NOW More value at CLOSING More competition for the Big Four airlines More of the great experience and low fares only JetBlue can offer customers nationwide – a prospect, coupled with the ease of ultra-low-cost carriers expanding and repositioning, that we are confident will result in regulatory approval ...and more opportunities for crewmembers and communities In contrast, Frontier offers significantly less value, no divestiture commitments and no reverse break-up fee despite its similar regulatory profile